Exhibit 99.2

Reconciliation of Net Income of NN, Inc. and Precision Engineered Products Holdings, Inc. to Certain Non-GAAP Financial Measures

Securities and Exchange Commission (“SEC”) rules regulate the use of “non-GAAP financial measures,” such as EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings, which are derived on the basis of methodology other than in accordance with accounting principles generally accepted in the U.S. (“GAAP”). As used in this Exhibit 99.2, references to “NN”, “us”, “our”, and “we” refer to NN, Inc. and its subsidiaries, unless otherwise indicated, and references to “PEP” refer to Precision Engineered Products Holdings, Inc.

A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that could not be so adjusted in the most comparable GAAP measure. The following non-GAAP financial measures are used in Exhibit 99.1, which accompanies the Current Report on Form 8-K to which this Exhibit 99.2 is attached.

We define EBITDA as net income before interest expense and interest income, income taxes, and depreciation and amortization. We define Adjusted EBITDA as net income before interest expense and interest income, income taxes, and depreciation and amortization plus acquisition and integration costs, non-cash stock compensation, restructuring and impairment charges, foreign exchange losses on intercompany loans, full year effect of 2014 and 2015 acquisitions and management fee paid to PEP’s sponsors.

We define Pro Forma Adjusted EBITDA, After Cost Savings as our Adjusted EBITDA, as further adjusted to add anticipated cost savings attributable to our acquisition of all of the outstanding capital stock of PEP (the “Acquisition”) and our prior acquisitions, net of costs incurred in connection therewith. Pro Forma Adjusted EBITDA, After Cost Savings gives effect to the anticipated synergies outlined below as if they had occurred on July 1, 2014. No assurance can be given that such synergies will be achieved in the time-frames we currently expect, or at all. In addition, Pro Forma Adjusted EBITDA, After Cost Savings reflects the anticipated costs to achieve such cost savings.

The operational and other cost savings described below reflect forward looking statements based on management estimates. There are a variety of factors that impact our operational performance and the assumptions underlying management’s estimates that are difficult to predict and subject to change, such as economic conditions, regulatory changes, industry conditions and other factors. The anticipated cost savings and additional operating profits are based on certain assumptions and our current estimates, but they involve risks, uncertainties, projections and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. Any of the assumptions relating to our anticipated operational and other improvements could be inaccurate and, therefore, there can be no assurance that the anticipated cost savings will prove to be accurate. Any cost savings that we realize may differ materially from our estimates.

We use these measures of performance in conjunction with other measures to evaluate our business and make decisions about allocating resources in our business. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings should not be considered as an alternative measure of our operating performance.

Our measurements of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings because we believe such items provides a more effective and comparable measure of performance and a clearer view of underlying trends, and also facilitates our evaluation of our ability to service debt. We believe these measures also are frequently used by securities analysts, investors and other interested parties in the evaluation of debt issuers, many of which present EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future, and EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect any cash requirements for such replacements;

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect our income tax expense or the future cash required to pay our income taxes;

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings are adjusted for certain non-recurring, non-core and non-cash income or expense items that are reflected in our statements of operations;

•	EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, After Cost Savings only for supplemental purposes.

NN, Inc. (“NN”)

	Six Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,			Pro Forma Year Ended December 31,		Twelve Months Ended June 30,
(dollars in thousands)	2014	2015	2012	2013	2014	2014		2015
	(unaudited)	(unaudited)				(unaudited)		(unaudited)
EBITDA and Adjusted EBITDA Reconciliations:
Net income	$10,438	$12,955	$24,268	$17,178	$8,217	$16,138		$10,734
Provision for income taxes	4,809	3,073	(3,927)	8,000	5,786	5,272		4,050
Interest expense	1,115	11,959	3,878	2,374	12,293	57,720		23,137
Depreciation and amortization	7,961	17,091	17,643	16,957	22,146	58,919		31,276

EBITDA	$24,323	$45,078	$41,862	$44,509	$48,442	$138,049		$69,197

Acquisition and integration costs	1,770	681	—	—	11,856	2,609		10,767
Restructuring and impairment charges	—	—	967	568	875	875		875
Foreign exchange loss on intercompany loans	—	1,023	1,414	109	1,870	1,870		2,893
Non cash stock compensation	1,286	1,771	1,788	2,239	2,595	2,905		3,080
Full year effect of 2014 and 2015 acquisitions						4,699	(a)
Management fees paid to PEP’s sponsors						1,000

Adjusted EBITDA	$27,379	$48,553	$46,031	$47,425	$65,638	$152,007		$86,812

(a)	Amount reflects EBITDA attributable to the following acquisitions prior to their consummation: RFK Valjcici d. d. Konjic (“RFK”), which we acquired on June 20, 2014; Connecticut Plastics, Inc. (“CT Plastics”), which we acquired on March 17, 2014; Chelsea Grinding Company (“Chelsea”), which we acquired on July 15, 2014; and Advance Precision Products, Inc. (“APP”), which PEP acquired on August 29, 2014.

Precision Engineered Products Holdings, Inc. (“PEP”)

	Year Ended December 31,			Six Months Ended June 27,	Six Months Ended June 26,	Twelve Months Ended June 26,
(dollars in thousands)	2012	2013	2014	2014	2015	2015
				(unaudited)	(unaudited)	(unaudited)
EBITDA and Adjusted EBITDA Reconciliations:
Net income	$16,672	$937	$4,516	$2,092	$6,501	$8,925
Provision for income taxes	10,250	9,152	11,366	4,758	6,688	13,296
Interest expense	10,640	8,752	9,144	4,329	4,614	9,429
Depreciation and amortization	12,818	24,905	27,431	12,404	14,355	29,382

EBITDA	$50,380	$43,746	$52,457	$23,583	$32,158	$61,032

Acquisition and integration costs	—	330	1,864	795	(204)	865
Non cash stock compensation	310	310	310	155	102	257
Management fee paid to PEP’s sponsors	1,000	1,000	1,000	500	500	1,000

Adjusted EBITDA	$51,690	$45,386	$55,631	$25,033	$32,556	$63,154

Pro Forma Adjusted EBITDA, After Cost Savings

Twelve Months Ended June 30,
(dollars in thousands)	2015
(unaudited)
NN Adjusted EBITDA	$86,812
PEP Adjusted EBITDA	63,154

NN and PEP Combined Adjusted EBITDA	$149,966

Autocam full year adjustment	6,210
Full year effect of 2014 and 2015 acquisitions(a)	8,212
Run rate synergies due to prior acquisitions(b)	5,140
Anticipated synergies due to PEP(c)	6,500
Pro forma adjustments for acquisition expenses	379

Pro Forma Adjusted EBITDA, After Cost Savings	$176.437

(a)	Amount reflects EBITDA attributable to the following acquisitions prior to their consummation: APP, which PEP acquired on August 29, 2014, Trigon, which PEP acquired on April 29, 2015; and Caprock Manufacturing, Inc. and Caprock Enclosures, LLC (collectively “Caprock”), which we acquired on May 29, 2015.
(b)	Gives effect to savings achieved to date on an annualized basis, attributable to consolidation benefits, lean manufacturing, facilities optimization, sales synergies, administrative and tax savings, information technology and shared services, optimization of internal machines and the application of our supply chain program, with respect to our acquisition of RFK, Chelsea and Caprock on June 20, 2014, July 15, 2015 and May 29, 2015, respectively, and PEP’s acquisition of CT Plastic, APP and Trigon International Corporation on March 17, 2014, August 29, 2014 and April 29, 2015, respectively.
(c)	Anticipated synergies due to PEP consist primarily of Six Sigma/OpEx optimization programs, product grouping and rationalization, facility rationalization and shared services cost savings. We expect to achieve these synergies within one year following consummation of the Acquisition.

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